UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2023

EZFILL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 NE 191st Street, Aventura, Florida 33180

(Address of principal executive offices, including Zip Code)

305-791-1169

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EZFL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

To the extent required by this Item 1.01, the information contained in Item 2.03 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

EzFill Holdings, Inc. (the “Company”) and Stripe, Inc. (the “Lender”) entered into a Loan Agreement (the “Loan Agreement”) on June 14, 2023, wherein, the Lender has agreed to loan the Company $250,000 for working capital purposes (the “Loan”). Pursuant to the Loan Agreement, the Lender will automatically withhold 8.9% of the Company’s daily funds arising from sales through the Lender’s payment processing services (the “Merchant Receivables”) until the Company’s total repayment amount of $275,250 is repaid. The repayment start date is June 21, 2023 and the final repayment date is December 12, 2024.

As security for the Company’s Loan, Celtic Bank, the originator and creditor of the Loan, and each subsequent owner of any portion of the Loan has a security interest in the following, whether existing now or in the future, and wherever located: (i) all Merchant Receivables and all accounts and payment intangibles; (ii) the Company’s account with the Lender and all funds held therein; (iii) all proceeds of any of the prior listed items; and (iv) all business assets wherever located.

The Lender can determine that the Company is in default of the Loan Agreement if any of the following occur: (i) breach of the Loan Agreement; (ii) failure to repay the minimum payment amounts owed when due; (iii) failure to repay the outstanding balance when due; (iv) file for bankruptcy or dissolution; (v) misrepresent a fact in the loan application or maintain an account with the Lender using inaccurate or false information; or (vi) pose an unacceptable regulatory, reputation or financial risk. Should the Lender determine the Company has defaulted, then the Lender may (1) initiate a temporary or permanent increase in the Company’s Repayment Rate or request for additional payments on the Outstanding Balance; (2) demand immediate repayment of the Outstanding Balance; (3) debit any past due amounts from the Company’s associated bank account; and/or (4) temporarily or permanently increase the Company’s percentage of daily Merchant Receivables withheld to repay its Loan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Loan Agreement between Stripe, Inc. and EzFill Holdings, Inc. dated June 14, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2023

EZFILL HOLDINGS, INC.

By:	/s/ Arthur Levine
Name:	Arthur Levine
Title:	Chief Financial Officer